AMENDED & RESTATED EMPLOYMENT AGREEMENT

This AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this "Agreement"), is made effective August 1, 2021 (the "Effective Date"), by and between GlassBridge Enterprises Inc. (the "Company") and Daniel Strauss ("Executive," and together with the Company, the "Parties" and, each, a "Party").

WHEREAS, the Executive has been employed by the Company as its Chief Executive Officer pursuant to an Employment Agreement dated December 18, 2019 and Parties desire to amend and extend the term of the Executive's employment with the Company in accordance with the terms and conditions set forth in this Agreement;

NOW, THEREFORE, on the basis of the foregoing premises and in consideration of the mutual covenants and agreements contained herein, the Parties agree as follows:

1. Employment; Title and Duties. The Company hereby agrees to employ Executive, and Executive hereby accepts continued employment with the Company, on the terms and subject to the conditions set forth herein. During the Employment Period (as defined in Section 2 below), Executive shall serve the Company as Chief Executive Officer and report to the Company's Board of Directors ("Board"). Executive shall perform the duties consistent with Executive's title and position and such other duties commensurate with such position and title as shall be specified or designated by the Board from time to time. Subject to Executive's appointment thereto, and without additional compensation, Executive shall hold such other or additional titles and serve, during the Employment Period, in such other or additional capacities to which Executive may be appointed from time to time in the Company and its affiliated companies.

2. At-Will Employment. Employee's employment hereunder shall continue to be "at-will," meaning that Executive or the Company may terminate such employment, at any time, for any or no reason. In the event Executive elects to resign Executive's employment, Executive shall provide the Company with at least 15 days' advance written notice of such termination. The Company may waive all or any portion of any such notice period and, during any such notice period, (i) the Company may, in its discretion, place Executive on a paid leave of absence for all or any part of such period; (ii) Executive shall perform any duties and responsibilities the Board reasonably requests of Executive consistent with the provisions of Section 1 above; and (iii) the Company retains the right to terminate Executive's employment for Cause. Employee's employment shall immediately and automatically be terminated upon Executive's death. For purposes of this Agreement, the "Employment Period" shall mean the period of Employee's employment hereunder.

3. Compensation. During the Employment Period only (unless otherwise expressly provided for herein), Executive shall be entitled to the following compensation and benefits:

3.1 Salary. Executive shall receive a base salary (the "Base Salary") payable in substantially equal installments in accordance with the Company's normal payroll practices and procedures in effect from time to time and subject to applicable withholdings and deductions. Executive's starting Base Salary shall be at the annual rate of $400,000.

3.2 Discretionary Bonus. Executive shall be eligible to receive a discretionary performance-based bonus (a "Discretionary Bonus") with respect to each fiscal year of the Company (a "Fiscal Year") based on the terms and conditions hereof. A Discretionary Bonus, if any, will be determined and paid at the sole and complete discretion of the Company and may be based on a variety of factors, including, but not limited to, Executive's individual performance and the overall performance of the Company. To be eligible for a Discretionary Bonus, Executive must be employed by the Company at the time such Bonus is paid. Any Discretionary Bonus for a given Fiscal Year shall be paid on or before March 15th of the following Fiscal Year.

3.3 Equity Awards. Subject to the Board of Directors approving and the Company adopting a new or expanded equity incentive plan after the Effective Date (the "New Equity Plan"), Executive shall be granted shares of restricted stock equal to 2.5% the outstanding shares of common stock of the Company, vesting over a period of two (2) years commencing on the Effective Date (the "Equity Awards"), which Equity Awards shall be made under and subject to the terms and conditions specified by the New Equity Plan, the applicable equity award agreement and all applicable laws and the rules of regulation of the Securities and Exchange Commission.

3.4 Benefits. Executive shall have the right to receive or participate in all employee benefit programs and perquisites generally established by the Company from time to time for employees similarly situated to Executive, subject to the general eligibility requirements and other terms of such programs and perquisites, and subject to the Company's right to amend, terminate or take other similar action with respect to any such programs and perquisites.

3.5 Vacation and Other Paid Time Off. Executive shall be entitled to 20 days of paid vacation, as well as sick days and any other paid time off, each year in accordance with then current Company policy.

3.6 Required Taxes and Withholdings. The Company shall withhold from any payments made to Executive (including, without limitation, those made under this Agreement) all federal, state, local or other taxes and withholdings as shall be required pursuant to any law or governmental regulation or ruling.

4. Best Efforts and Performance of Duties. During the Employment Period, Executive shall (i) in all respects conform to and comply with the lawful directions and instructions given to Executive by the Board; (ii) devote the necessary amount of time, energy and skill to Executive's services under this Agreement as is necessary to perform them to the reasonable satisfaction of the Board; (iii) use Executive's best efforts to promote and serve the interests of the Company and to perform Executive's duties and obligations hereunder in a diligent, trustworthy, businesslike, efficient and lawful manner; and (iv) comply with the policies and practices established by the Company from time to time and made applicable to its employees generally and senior executives. Subject to the satisfaction of the provisions of Section 1 hereof and of the first sentence of this Section 4, during the Employment Period, Executive may perform services (whether or not for compensation) as an employee, independent contractor, consultant, representative or agent of any person, sole proprietorship, partnership, limited liability company, corporation, association, organization, or other entity (governmental or otherwise), without the prior written consent of the Company.

5. Reimbursement for Expenses. Executive is authorized to incur reasonable expenses in the discharge of the services to be performed hereunder in accordance with the Company's expense reimbursement policies, as the same may be modified by the Company from time to time in its sole and complete discretion (the "Reimbursement Policies"). Subject to the provisions of Section 13.2 below (Section 409A Compliance), the Company shall reimburse Executive for all such proper expenses upon presentation by Executive of itemized accounts of such expenditures in accordance with the terms of the Reimbursement Policies.

6. Effect of Termination of Employment.

6.1 Generally. In the event Executive's employment with the Company terminates, Executive shall have no right to receive any compensation, benefits or any other payments or remuneration of any kind from the Company, except as otherwise provided by this Section 6, in Section 9 below, in any separate written agreement between Executive and the Company or as may be required by law. In the event Executive's employment with the Company is terminated for any reason, Executive shall receive the following (collectively, the "Accrued Obligations"): (i) Executive's Base Salary through and including the effective date of Executive's termination of employment (the "Termination Date"), which shall be paid on the first regularly scheduled payroll date of the Company following the Termination Date or on or before any earlier date as required by applicable law; (ii) payment of any vested benefit due and owing under any employee benefit plan, policy or program pursuant to the terms of such plan, policy or program; and (iii) payment for unreimbursed business expenses subject to, and in accordance with, the terms of Section 5 above, which payment shall be made within 30 days after Executive submits the applicable supporting documentation to the Company, and in any event no later than on or before the last day of Executive's taxable year following the year in which the expense was incurred.

6.2 Severance Pay.

(a) Amount and Payment. In the event that Executive's employment is terminated by the Company without Cause (as defined in Section 6.2(d) below) or by Executive for Good Reason (as defined in Section 6.2(d) below), in addition to the Accrued Obligations, Executive shall be entitled to receive severance payments in a total amount equal to two (2) years of the Executive's Base Salary immediately prior to the Termination Date (or, if Good Reason was attributable to the Company's failure to pay the minimum amount of Base Salary provided herein, such minimum amount) payable as follows: (i) one year of Base Salary in the form of a single lump sum, and (ii) an additional one year of Base Salary to be paid over the period of one year (the "Severance Period") in the form of salary continuation pursuant to the terms and conditions of Section 3.1 above. Such lump sum and installment payments shall each be paid and commence within ninety (90) days following the Termination Date on the first regularly scheduled payroll date of the Company that is practicable after the effective date of the Separation Agreement (defined in Section 6.2(d) below). The first payment of the salary continuation portion of the Severance Pay shall include payment for any payroll dates between the Termination Date and the date of such payment. Notwithstanding the foregoing payment dates, if the Separation Agreement may be executed and/or revoked in a calendar year following the calendar year in which the Termination Date occurs, no portion of the Severance Pay shall commence prior to the calendar year in which the applicable release revocation period ends, to the extent necessary to comply with Section 409A (as defined in Section 13.2 below). For the avoidance of doubt, Executive's sole

and exclusive remedy upon a termination by the Company without Cause shall be the receipt of the Severance Pay. For purposes of this Section 6.2, a Termination of Executive's employment without Cause by the Company shall not include termination of Executive's employment due to Executive's death or Disability (as defined in Section 6.2(d) below).

(b) COBRA Subsidy. During the one year Severance Period until such time, if any, as Executive is eligible for group health insurance benefits from another employer, Executive shall be eligible to continue to participate in the Company's group health insurance benefits on the same terms and conditions as then applicable to current employees, except that, if Executive is not permitted to continue to participate in any such health insurance plans for any portion of the Severance Period as a result of the terms of such plans or applicable law and Executive elects to continue his or his dependents' health insurance benefits pursuant to COBRA, the Company will pay or reimburse Executive for the portion of the COBRA premium that is equal to the insurance premium the Company would pay if Executive was then an active employee of the Company (the "COBRA Subsidy"). Following the Severance Period, should Employee elect to continue his or his dependents' health insurance benefits, Executive shall be responsible for the entire cost thereof. If the Company is unable to provide the COBRA Subsidy without violating applicable health care discrimination laws, the Company shall pay Executive the economic cash equivalent of such benefit as additional severance pay.

(c) Separation Agreement and Other Conditions for Severance Pay. Provision of the Severance Pay and COBRA Subsidy is conditioned on (i) Executive's continued compliance in all material respects with Executive's continuing obligations to the Company, including, without limitation, the terms of this Agreement that survive termination of Executive's employment with the Company, and (ii) Executive signing (without revoking if such right is provided under applicable law) a separation agreement and release in a form of that provided to Executive by the Company on or about the Termination Date (the "Separation Agreement"). Executive must so execute the Separation Agreement within 60 days following the Termination Date (or such shorter time as may be set forth in the Separation Agreement).

(d) Definitions. For the purposes of this Agreement, the following terms shall have the following meaning.

(i) "Cause" means (i) the willful and material failure by Executive to perform Executive's material duties with respect to the Company or its affiliates that is not corrected within thirty (30) days after Executive's receipt of written notice of breach from the Company specifying the particulars of such breach sufficiently to permit its cure; (ii) the willful or intentional engaging by Executive in conduct within the scope of Executive's employment that causes material and demonstrable injury, monetarily or otherwise, to the Company; (iii) Executive's conviction for, or a plea of nolo contendere to, the commission of a felony of any type or any crime related to the Company involving material dishonesty, misappropriation, breach of fiduciary duty or moral turpitude; (iv) Executive obtaining any material personal profit not thoroughly disclosed to and approved by the Company in connection with any transaction entered into by, or on behalf of, or in relation to, the Company; or (v) a material breach of Executive's covenants set forth in this agreement or violating any of the terms of the Company's established rules or policies which, if curable, is not cured to the Company's reasonable satisfaction within fifteen (15) days after written notice thereof to Executive, it being agreed and understood that any

such notice of material breach or violation shall specify the particulars of any such breach or violation sufficiently to permit its cure. Executive's date of termination in the event Executive's employment is terminated for Cause shall be the date on which Executive is given notice of termination under this Section 6.2(d)(i), except, if a notice period is required, Executive's date of termination shall be upon the expiration of said notice period if Executive fails to previously cure the grounds giving rise to Cause.

(ii) "Disability" means a "disability" that entitles Executive to benefits under the applicable Company long-term disability plan covering Executive and, in the absence of such a plan, that Executive shall have been unable, due to physical or mental incapacity, to substantially perform Executive's duties and responsibilities hereunder for 180 days out of any 365 day period or for 120 consecutive days. In the event of any question as to the existence, extent or potentiality of Executive's Disability upon which the Company and Executive cannot agree, such question shall be resolved by a qualified, independent physician mutually agreed to by the Company and Executive, the cost of such examination to be paid by the Company. If the Company and Executive are unable to agree on the selection of such an independent physician, each shall appoint a physician and those two physicians shall select a third physician who shall make the determination of whether Executive has a Disability. The written medical opinion of such physician shall be conclusive and binding upon each of the Parties as to whether a Disability exists and the date when such Disability arose.

(iii) "Good Reason" means (i) a material and substantial diminution in Executive's duties, authority, or responsibilities that would be inconsistent with Executive's position (other than while Executive is temporarily physically or mentally incapacitated or as required by applicable law), (ii) the failure by the Company to grant the Equity Awards to Executive prior to August 1, 2022; (iii) a material failure by the Company to pay Executive's compensation as provided for herein, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith; or (iv) other material breach by the Company of a material provision of this Agreement or any other agreement between the Company and Executive; provided (x) Executive has provided the Company with written notice reasonably detailing the grounds giving rise to Good Reason after the effective date of such occurrence and within ninety (90) days thereof or, if later, within thirty (30) days of the date upon which Executive first becomes aware of an event constituting Good Reason, and (y) the Company fails to cure such grounds within thirty (30) days after delivery to it of such written notice. Executive's date of termination in the event Executive resigns Executive's employment for Good Reason shall be the effective date of Executive's notice of resignation for Good Reason, except that Company may waive all or any part of the above-referenced notice or cure period, in which event Executive's date of termination shall be the last day of such notice or cure period that has not been waived or, if the entire notice or cure period has been waived, the date that Executive provided notice of the event giving rise to Good Reason or of Executive's resignation for Good Reason.

7. Confidentiality and Non-Solicitation.

7.1 Representations and Acknowledgements. For purposes of Sections 7-9 and 11 hereof, the term "Company" shall refer to not only the Company, but also, jointly and severally, any entity, directly or indirectly, through one or more intermediaries, controlled by the Company (collectively, "Company Subsidiaries"). Executive acknowledges and agrees that: (i) among the

most valuable and indispensable assets of the Company are its Confidential Information (defined below) and close relationships with its customers and suppliers, which the Company has devoted and continues to devote a substantial amount of time, money and other resources to develop; (ii) in connection with Executive's employment with the Company, Executive will be exposed to and acquire the Company's Confidential Information and develop, at the Company's expense and support, special and close relationships with the Company's customers and suppliers; (iii) the Company's Confidential Information and close customer and supplier relationships must be protected; (iv) this Section 7 is a material provision of this Agreement and the Company would not engage Executive hereunder but for the promises and acknowledgements that Executive makes in this Section 7; (v) to the extent required by law, the covenants in this Agreement contain reasonable limitations as to time, geographical area and scope of activities to be restricted and that such covenants do not impose a greater restraint on Executive than is necessary to protect the Company's Confidential Information, close customer and supplier relationships and other legitimate business interests; (vi) Executive's compliance with such covenants will not inhibit Executive from earning a living or from working in Executive's chosen profession; and (vii) any breach of such covenants will result in the Company being placed at an unfair competitive disadvantage and cause the Company serious and irreparable harm to its business.

7.2 Confidential Information.

(a) Protection of Confidential Information. During the Employment Period and at all times thereafter, Executive will not, except to the extent necessary to perform Executive's duties hereunder or as required by law, directly or indirectly, use or disclose to any third person, without the prior written consent of the Company, any Confidential Information. If it is necessary for Executive to use or disclose Confidential Information so as to comply with any law, rule, regulations, court order, subpoena or other governmental mandate or investigation, Executive shall give prompt written notice to the Company of such requirement (to the extent legally permissible), disclose no more information than is so required, and cooperate with any attempts by the Company to obtain a protective order or similar treatment. In the event that the Company is bound by a confidentiality agreement or understanding with a customer, vendor, supplier or other party regarding the confidential information of such customer, vendor, supplier or other party, which is more restrictive than specified above in this Section 7.2, and of which Executive has notice or is aware, Executive shall adhere to the provisions of such other confidentiality agreement, in addition to those of this Section 7.2. Executive shall exercise reasonable care to protect all Confidential Information. Executive will immediately give notice to the Company of any unauthorized use or disclosure of Confidential Information. Executive hereby represents and warrants that he shall assist the Company in remedying any such unauthorized use or disclosure of Confidential Information.

(b) Confidential Information Defined. For purposes of this Agreement, "Confidential Information" means all information of a confidential or proprietary nature regarding the Company, its business or properties that the Company has furnished or furnishes to Executive, whether before or after the date of this Agreement, or is or becomes available to Executive by virtue of Executive's employment with the Company, whether tangible or intangible, and in whatever form or medium provided, as well as all such information generated by Executive that, in each case, has not been published or disclosed to, and is not otherwise known to, the public. Confidential Information includes, without limitation, customer lists, customer requirements and

specifications, designs, financial data, sales figures, costs and pricing figures, marketing and other business plans, product development, marketing concepts, personnel matters (including employee skills and compensation), drawings, specifications, instructions, methods, processes, techniques, computer software or data of any sort developed or compiled by or for the Company, formulae or any other information relating to the Company's services, products, sales, technology, research data, software and all other know-how, trade secrets or proprietary information, or any copies, elaborations, modifications and adaptations thereof. For the avoidance of doubt, Executive acknowledges and agrees that Confidential Information protected under this Agreement includes information regarding pay, bonuses, benefits and perquisites offered to or received by employees of the Company, as well as non-public information regarding the unique and special skills of specific employees and how such skills are valuable and integral to the Company's operations. Notwithstanding the foregoing, Confidential Information shall not include any information (i) that is generally known to the industry or the public other than as a result of Executive's breach of this covenant; (ii) that is made available to Executive by a third party (other than those made available to Executive in his capacity as an employee of the Company or any of its subsidiaries or the entities in which such entities are invested in) without that party's breach of any confidentiality obligation; or (iii) which was developed by Executive outside or independent of Executive's performance of Executive's obligation to render services on behalf of the Company and without the use of any Confidential Information.

(c) Immunity for Certain Limited Disclosures. Executive acknowledges that Executive has been notified in accordance with the federal Uniform Trade Secrets Act (18 U.S. Code § 1833(b)(1)) that an individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (a) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; ***and*** (ii) solely for the purpose of reporting or investigating a suspected violation of law; ***or*** (b) is made in a complaint or other document filed in a lawsuit or other proceeding, ***if*** such filing is made under seal.

(d) Permitted Disclosures. Nothing herein shall prohibit Executive from inquiring about discussing or disclosing the wages of Executive or another employee of the Company. Further, notwithstanding the terms of this Section 7.2 or any other provision of this Agreement, Executive is not prohibited from disclosing factual information related to any claim of discrimination to law enforcement, the U.S. Equal Employment Opportunity Commission, the New York State Division of Human Rights, or any local commission on human rights (including the New York City Commission on Human Rights), or an attorney retained by Executive.

7.3 Non-Interference.

(a) No Interference with Employees. Executive agrees that, during the Restricted Period, regardless of whether, or on what basis, Executive's employment hereunder is terminated or any claim that Executive may have against the Company under this Agreement or otherwise, Executive shall not, directly or indirectly, actually or attempt to: (i) solicit, induce or cause any employee of the Company to terminate, reduce or refrain from renewing or extending such employee's employment with the Company; (ii) solicit, induce or cause any employee of the Company to engage in Competing Services; or (iii) employ or otherwise engage as an employee,

independent contractor or consultant (1) any employee of the Company or (2) any person who was employed by the Company within the then prior six-month period.

(b) Definitions. For purposes of this Agreement, the "Restricted Period" shall mean the Employment Period and for a period of twelve (12) months thereafter, except that such period shall be extended for any period therein during which Executive was in violation of any provision of this Section 7.3. For purposes of this Agreement, "Competing Services" shall mean products or services that are the same, similar or otherwise in competition with the products and services of the Company (which shall include those offered or provided at any time during the Employment Period or contemplated by the Company at any time during the Employment Period to be provided as evidenced in writing). For purposes of this Agreement, "directly or indirectly" as it relates to an activity taken by Executive includes any activity taken directly by Executive or indirectly on Executive's behalf, including any activity taken in conjunction with any other person or entity, and including any activity taken by Executive as an employee, agent, consultant, independent contractor, officer, director, principal, shareholder, equity holder, partner, member, joint venturer, lender, investor or otherwise, except that nothing in this Agreement shall prohibit Executive from being a passive holder, for investment purposes only, of not more than two percent (2%) of the outstanding stock of any company listed on a national securities exchange, or actively traded in a national over-the-counter market.

8. Intellectual Property.

8.1 The Company's Proprietary Rights. Executive acknowledges and agrees that all Intellectual Property (defined below) created, made or conceived by Executive (solely or jointly) during Executive's employment by the Company (regardless of whether such Intellectual Property was created, conceived or produced during Executive's regular work hours or at any other time) that relates to any one or more of the actual or anticipated businesses of the Company or results from or is suggested by any work performed by employees or independent contractors for or on behalf of the Company ("Company Intellectual Property") shall be deemed "work for hire" and shall be and remain the sole and exclusive property of the Company for any and all purposes and uses whatsoever as soon as Executive conceives or develops such Company Intellectual Property, and Executive hereby agrees that its assigns, executors, heirs, administrators or personal representatives shall have no right, title or interest of any kind or nature therein or thereto, or in or to any results and proceeds therefrom. If for any reason such Company Intellectual Property is not deemed to be "work-for-hire," then Executive hereby irrevocably and unconditionally assigns all rights, title, and interest in such Company Intellectual Property to the Company and agrees that the Company is under no further obligation, monetary or otherwise, to Executive for such assignment. Executive also hereby waives all claims to any moral rights or other special rights that Executive may have or may accrue in any Company Intellectual Property. To the extent that any such moral rights or other special rights cannot be assigned under applicable law, Executive hereby waives and agrees not to enforce any and all such rights, including, without limitation, any limitation on subsequent modification, to the extent permitted under applicable law. Executive shall promptly disclose in writing to the Company the existence of any and all Company Intellectual Property. As used in this Agreement, "Intellectual Property" shall mean and include any ideas, inventions (whether or not patentable), designs, improvements, discoveries, innovations, patents, patent applications, trademarks, service marks, trade dress, trade names, trade secrets, works of authorship, copyrights, copyrightable works, films, audio and video tapes, other

audio and visual works of any kind, scripts, sketches, models, formulas, tests, analyses, software, firmware, computer processes, computer and other applications, creations and properties, Confidential Information and any other patents, inventions or works of creative authorship.

8.2 Waiver. In the event that Executive owns or claims any rights to Company Intellectual Property that cannot be assigned to the Company, Executive irrevocably waives all claims and the enforcement of all such rights against the Company, and their respective officers directors, assigns and licensees, and agrees, at the Company's request and expense, to consent to and join in any action to enforce the Company's interests in such Company Intellectual Property. As to any rights to Company Intellectual Property that cannot be assigned to the Company or waived by Executive, Executive irrevocably grants to the Company an exclusive, irrevocable, perpetual, worldwide, fully paid and royalty-free license, with rights to license and sublicense, to reproduce, create derivative works, distribute, publicly perform and publicly display by all means now known or later developed, any and all such Company Intellectual Property.

8.3 Cooperation Regarding Intellectual Property. Executive agrees to assist the Company, and to take all reasonable steps, with securing patents, registering copyrights and trademarks, and obtaining any other forms of protection for the Company Intellectual Property in the United States and elsewhere. In particular, at the Company's expense (except as noted in clause (i) below), Executive shall forthwith upon request of the Company execute all such assignments and other documents (including applications for patents, copyrights, trademarks, and assignments thereof) and take all such other action as the Company may reasonably request in order (i) to vest in the Company all of Executive's right, title, and interest in and to such Company Intellectual Property, free and clear of liens, mortgages, security interests, pledges, charges, and encumbrances ("Liens") (and Executive agrees to take such action, at Executive's expense, as is necessary to remove all such Liens) and (ii), if patentable or copyrightable, to obtain patents or copyrights (including extensions and renewals) therefor in any and all countries in such name as the Company shall determine. In the event that Executive is unable or unavailable or shall refuse to sign any lawful or necessary documents required in order for the Company to apply for and obtain any copyright or patent with respect to any work performed by Executive in the course of his employment with the Company (including applications or renewals, extensions, divisions or continuations), Executive hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as Executive's agents and attorneys-in-fact to act for and in Executive's behalf, and in Executive's place and stead, to execute and file any such applications or documents and to do all other lawfully permitted acts to further the prosecution and issuance of copyrights and patents with respect to such Company Intellectual Property with the same legal force and effect as if executed or undertaken by Executive.

8.4 No infringement. Executive represents and warrants to the Company that all Intellectual Property Executive delivers to the Company shall be original and shall not infringe upon or violate any patent, copyright or proprietary right of any person or third party.

8.5 License to Prior Invention. If Executive in the course of Executive's employment for the Company incorporates into a Company product Intellectual Property that Executive has, alone or jointly with others, conceived, developed or reduced to practice prior to the commencement of Executive's employment with the Company in which Executive has a property right (each, a "Prior Invention"), Executive hereby grants to the Company a perpetual,

nonexclusive, royalty-free, irrevocable, worldwide license (with the full right to sublicense) to make, have made, modify, use and sell such Prior Invention. Executive will not incorporate any Intellectual Property owned by any third party into any Company Intellectual Property without the Company's prior written permission.

8.6 Severability. To the extent this Agreement is required to be construed in accordance with laws of any state which precludes as a requirement in an employee agreement the assignment of certain classes of inventions made by an employee, this Section 8 will be interpreted not to apply to any invention which a court rules and/or the Company agrees falls within such classes.

9. Cooperation. During and after the Employment Period, Executive shall assist and cooperate with the Company in connection with the defense or prosecution of any claim that may be made against or by the Company, or in connection with any ongoing or future investigation or dispute or claim of any kind involving the Company, including any proceeding before any arbitral, administrative, judicial, legislative, or other body or agency, including testifying in any proceeding to the extent such claims, investigations or proceedings relate to services performed or required to be performed by Executive, pertinent knowledge possessed by Executive, or any act or omission by Executive. Executive will also perform all acts and execute and deliver any documents that may be reasonably necessary to carry out the provisions of this paragraph. The Company will reimburse Executive for reasonable expenses Executive incurs in fulfilling Executive's obligations under this Section 9.

10. Company Property. Executive agrees that all Confidential Information, trade secrets, drawings, designs, reports, computer programs or data, books, handbooks, manuals, files (electronic or otherwise), computerized storage media, papers, memoranda, letters, notes, photographs, facsimile, software, computers, smart phones and other documents (electronic or otherwise), materials and equipment of any kind that Executive has acquired or will acquire during the course of Executive's employment with the Company are and remain the property of the Company. Upon termination of employment with the Company, or sooner if requested by the Company, Executive agrees to return all such documents, materials and records to the Company and not to make or take copies of the same without the prior written consent of the Company. With regard to such documents, materials and records in electronic form, Executive shall first provide a copy to Company, and then irretrievably delete such electronic information from Executive's electronic devices and accounts, including but not limited to computers, phones, personal email accounts, cloud storage accounts, and removable storage media. Notwithstanding anything in this Agreement to the contrary, (x) Executive's personal property, general industry knowledge, awards, and personal memoirs do not constitute trade secrets or Confidential Material, and are and shall remain Executive's sole and exclusive property, and (y) Executive shall be entitled to retain, following Executive's termination of employment, information showing Executive's compensation or relating to reimbursement of business expenses incurred by Executive, and copies of this Agreement and any Company benefit programs in which Executive participated; provided, however, that Executive acknowledges and agrees that Executive shall not disclose the documents referenced in this clause (y) except to Executive's representatives who have a need to know such information.

11. Injunctive Relief and Other Remedies. Executive acknowledges that a breach of Sections 7 through 9 of this Agreement will result in material irreparable injury to the Company for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of such a breach or threat thereof, the Company shall be entitled to obtain a temporary restraining order and/or a preliminary and/or permanent injunction, without the necessity of posting a bond or of proving irreparable harm or injury as a result of such breach or threatened breach of Sections 7 through 9, restraining Executive from engaging in activities prohibited by Sections 7 through 9 and such other relief as may be required specifically to enforce any of the provisions in Sections 7 through 9. Executive further agrees that, if Executive breaches any of the provisions in Sections 7 through 9 of this Agreement, to the extent permitted by law, Executive shall (i) forfeit Executive's right to receive the balance of any compensation and/or benefits due Executive under this Agreement; (ii) pay over to the Company all compensation, profits, monies, accruals, increments or other benefits derived or received by Executive as the result of any action or transaction constituting a breach of any provision thereof; and (iii) pay over to the Company all costs and expenses incurred by the Company resulting from Executive's breach (including, without limitation, reasonable attorneys' fees and expenses in dealing with Executive's breach or any suits or actions with regard thereto) and for all damages (compensatory, along with punitive) that may be awarded in connection therewith. The provisions of this section shall not limit any other remedies available to the Company as a result of a breach of the provisions of this Agreement or otherwise. Additionally, each of the covenants and restrictions to which Executive is subject under this Agreement, including, without limitation those in Section 7 above, shall each be construed as independent of any other provision in this Agreement, and the existence of any claim or cause of action by Executive against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of such covenants and restrictions.

12. Indemnification. To the maximum extent allowed under applicable law, in the event that Executive is a party to any threatened, pending or completed action, suit or proceeding by a third party, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that Executive is or was a director, officer, employee or agent of the Company or its affiliates, or is or was serving at the request of the Company or its affiliates as a director, officer, employee or agent of another person or entity, the Company shall indemnify Executive and hold Executive harmless against all fees, costs, expenses (including reasonable and documented attorneys' fees, costs and expenses incurred by Executive), judgments, fines and amounts paid in settlement (subject to the Company's consent, which shall not to be unreasonably withheld) actually and reasonably incurred by Executive, as and when incurred, in connection with any such Proceeding; provided, in each case, that Executive acted in good faith and had no reason to believe Executive's conduct was unlawful. Fees, costs and expenses incurred by Executive in defense of any such Proceeding (including attorneys' fees, costs and expenses) shall be paid by the Company in advance of the final disposition of such Proceeding and throughout the continuation of such Proceeding upon receipt by the Company of: (i) a written request for payment; (ii) appropriate documentation evidencing the incurrence, amount and nature of the fees, costs and expenses for which payment is being sought; and (iii) an undertaking adequate under applicable law made by or on behalf of Executive to repay the amounts so paid if it shall ultimately be determined that Executive is not entitled to be indemnified by the Company under this section.

13. Miscellaneous Provisions.

13.1 IRCA Compliance. This Agreement, and Executive's employment with the Company, is conditioned on Executive's establishing Executive's identity and authorization to work as required by the Immigration Reform and Control Act of 1986 (IRCA).

13.2 Section 409A Compliance. Unless otherwise expressly provided, any payment of compensation by Company to Executive, whether pursuant to this Agreement or otherwise, shall be made no later than the 15th day of the third month (*i.e.*, 2½ months) after the later of the end of the calendar year or the Company's fiscal year in which Executive's right to such payment vests (*i.e.*, is not subject to a "substantial risk of forfeiture") for purposes of Section 409A of the Internal Revenue Code of 1986, as amended ("Section 409A"). For purposes of this Agreement, termination of employment shall be deemed to occur only upon "separation from service" as such term is defined under Section 409A. Each payment provided for under this Agreement shall be treated as a separate payment for purposes of application of Section 409A. To the extent any amounts payable by the Company to the Executive constitute "nonqualified deferred compensation" (within the meaning of Section 409A) such payments are intended to comply with the requirements of Section 409A, and shall be interpreted in accordance therewith. Neither party individually or in combination may accelerate, offset or assign any such deferred payment, except in compliance with Section 409A. No amount shall be paid prior to the earliest date on which it is permitted to be paid under Section 409A, including a six (6) month delay of termination payments made to specified employees of a public company, to the extent then applicable. Executive shall have no discretion with respect to the timing of payments except as permitted under Section 409A. Any Section 409A payments which are subject to execution of a waiver and release which may be executed and/or revoked in a calendar year following the calendar year in which the payment event (such as termination of employment) occurs shall commence payment only in such following calendar year as necessary to comply with Section 409A. All expense reimbursement or in-kind benefits subject to Section 409A provided under this Agreement or, unless otherwise specified in writing, under any Company program or policy, shall be subject to the following rules: (i) the amount of expenses eligible for reimbursement or in-kind benefits provided during one calendar year may not affect the benefits provided during any other year; (ii) reimbursements shall be paid no later than the end of the calendar year following the year in which Executive incurs such expenses, and Executive shall take all actions necessary to claim all such reimbursements on a timely basis to permit the Company to make all such reimbursement payments prior to the end of said period, and (iii) the right to reimbursement or in-kind benefits shall not be subject to liquidation or exchange for another benefit. Notwithstanding anything herein to the contrary, no amendment may be made to this Agreement if it would cause the Agreement or any payment hereunder not to be in compliance with Code Section 409A.

13.3 Assignability and Binding Effect. This Agreement shall inure to the benefit of and shall be binding upon the heirs, executors, administrators, successors and legal representatives of Executive, and shall inure to the benefit of and be binding upon the Company, the Company Affiliates and their successors and assigns, but the obligations of Executive are personal services and may not be delegated or assigned. Executive shall not be entitled to assign, transfer, pledge, encumber, hypothecate or otherwise dispose of this Agreement, or any of Executive's rights and obligations hereunder, and any such attempted delegation or disposition shall be null and void and without effect. This Agreement may be assigned by the Company to a

person or entity that is an affiliate or a successor in interest to substantially all of the business operations of the Company. Upon such assignment, the rights and obligations of the Company hereunder shall become the rights and obligations of such affiliate or successor person or entity.

13.4 Severability and Blue Penciling. If any provision of this Agreement is held to be invalid, the remaining provisions shall remain in full force and effect. However, if any court determines that any covenant in this Agreement, is unenforceable because the duration, geographic scope or restricted activities thereof are overly broad, then such provision or part thereof shall be modified by reducing the overly broad duration, geographic scope or restricted activities by the minimum amount so as to make the covenant, in its modified form, enforceable.

13.5 Choice of Law and Forum; Mutual Jury Waiver. This Agreement shall be interpreted and enforced in accordance with the laws of the State of New York, without regard to its conflict-of-law principles. The Parties agree that any dispute concerning or arising out of this Agreement or Executive's employment hereunder (or termination thereof) shall be litigated exclusively in an appropriate state or federal court in or closest to New York County, New York and hereby consent, and waive any objection, to the jurisdiction of any such court. Executive and the Company each hereby waive the right to trial by jury in any action or proceeding, regardless of the subject matter, between them, including, without limitation, any action or proceeding based upon, arising out of, or in any way relating to this Agreement and all matters concerning Executive's employment with the Company (or the termination thereof).

13.6 Notices.

(a) Any notice or other communication under this Agreement shall be in writing and shall be delivered by hand, email, facsimile or mailed by overnight courier or by registered or certified mail, postage prepaid:

(i) If to Executive, to Executive's address on the books and records of the Company.

(ii) If to the Company, to 411 East 57th Street, Suite 1A New York, New York 10022, or at such other mailing address, email address or facsimile number as it may have furnished in writing to Executive.

(b) Any notice so addressed shall be deemed to be given: if delivered by hand or email, on the date of such delivery; if by facsimile, on the date of such delivery if receipt on such day is confirmed and, if not so confirmed, on the next business day; if mailed by overnight courier, on the first business day following the date of such mailing; and if mailed by registered or certified mail, on the third business day after the date of such mailing.

13.7 Survival of Terms. All provisions of this Agreement that, either expressly or impliedly, contain obligations that extend beyond termination of Executive's employment hereunder, including without limitation Sections 7-13 hereof, shall survive the termination of this Agreement and of Executive's employment hereunder for any reason.

13.8 Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

The language in all parts of this Agreement shall in all cases be construed according to its fair meaning, and not strictly for or against any Party. The Parties acknowledge that both of them have participated in drafting this Agreement; therefore, any general rule of construction that any ambiguity shall be construed against the drafter shall not apply to this Agreement. In this Agreement, unless the context otherwise requires, the masculine, feminine and neuter genders and the singular and the plural include one another.

13.9 Further Assurances. The Parties will execute and deliver such further documents and instruments and will take all other actions as may be reasonably required or appropriate to carry out the intent and purposes of this Agreement.

13.10 Voluntary and Knowing Execution of Agreement. Executive acknowledges that (i) Executive has had the opportunity to consult an attorney regarding the terms and conditions of this Agreement before executing it, (ii) Executive fully understands the terms of this Agreement including, without limitation, the significance and consequences of the post-employment restrictive covenants in Section 7 above, and (iii) Executive is executing this Agreement voluntarily, knowingly and willingly and without duress.

13.11 Entire Agreement. This Agreement constitutes the entire understanding and agreement of the Parties concerning the subject matter hereof, and it supersedes all prior negotiations, discussions, correspondence, communications, understandings and agreements regarding such subject matter. Each Party acknowledges and agrees that such Party is not relying on, and may not rely on, any oral or written representation of any kind that is not set forth in writing in this Agreement.

13.12 Waivers and Amendments. This Agreement may be altered, amended, modified, superseded or cancelled, and the terms hereof may be waived, only by a written instrument signed by the Parties or, in the case of a waiver, by the Party alleged to have waived compliance. Any such signature of the Company must be by an authorized signatory for the Company. No delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any Party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any other or further exercise thereof or the exercise of any other such right, power or privilege.

13.13 Counterparts. This Agreement may be executed in counterparts, and each counterpart, when executed, shall have the efficacy of a signed original. Photographic copies, electronically scanned copies and other facsimiles of this Agreement (including such signed counterparts) may be used in lieu of the originals for any purpose.

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IN WITNESS WHEREOF, the Parties have executed and delivered this Agreement as of the date first above written.

____
Daniel Strauss

GLASSBRIDGE ENTERPRISES INC.

By: ______________________________
Name: Robert Searing
Title: Vice President

[Signature page to Employment Agreement.]